4Q FY23 Subscription Revenues (includes $16M from SimpleNexus) 4Q FY23 Total Revenues (includes $17M from SimpleNexus) Revenue: $109M Growth Rate: 46% FY2023 Total Revenues (includes $65M from SimpleNexus) Revenue: $408M Growth Rate: 49% FY2023 Subscription Revenues (includes $60M from SimpleNexus) Revenue: $93M Growth Rate: 48% Revenue: $345M Growth Rate: 53% 4Q FY23 Non-GAAP Operating Margin % FY2023 Non-GAAP Operating Margin % Margin %: 2% Margin %: (1%) 4Q FY23 Remaining Performance Obligations RPO: $944M FY2023 Subscription Revenue Retention Rate Retention Rate: 148% < 24 Mos RPO: $635M Organic: 125% Y/Y: +1300 bps Y/Y: +500 bps

Quarterly Revenues ($ in millions) Subscription % of Total 85%84% Overall & Subscription Non-GAAP Gross Margins Overall Subscription Professional Services Subscription Y/Y Growth: 48%

Annual Revenues ($ in millions) Quarterly Subscription Revenues ($ in millions) Subscription Professional Services Subscription % of Total 80% 82% YoY % Growth 84% 66% 70% 56% 43% 47% 37% 32% 40% 55% 57% 55% 48%

Overall Non-GAAP Gross Margin Non-GAAP Subscription Gross Margin

($ in millions)($ in millions) ($ in millions) S&M % of revenues R&D % of revenues G&A % of revenues Non-GAAP General & AdministrativeNon-GAAP Sales & Marketing Non-GAAP Research & Development

Financial Outlook

ncino.

NCINO IS PROVIDING GUIDANCE FOR ITS FIRST QUARTER ENDING APRIL 30, 2023 AS FOLLOWS:

TOTAL REVENUES	BETWEEN $111.5M AND $113.5M
SUBSCRIPTION REVENUES	BETWEEN $95.5M AND $97.5M
NON-GAAP OPERATING INCOME	BETWEEN $7M AND $9M
NON-GAAP NET INCOME ATTRIBUTABLE TO NCINO	PER DILUTED SHARE OF $0.04 TO $0.05

NCINO IS PROVIDING GUIDANCE FOR ITS FISCAL YEAR 2024 ENDING JANUARY 31, 2024 AS FOLLOWS:

TOTAL REVENUES	BETWEEN $476M AND $483M
SUBSCRIPTION REVENUES	BETWEEN $407M AND $412M
NON-GAAP OPERATING INCOME	BETWEEN $45M AND $50M
NON-GAAP NET INCOME ATTRIBUTABLE TO NCINO	PER DILUTED SHARE OF $0.36 TO $0.40

Note: Non-GAAP financials adjusted to exclude stock-based compensation, amortization, litigation expenses, acquisition-related expenses, restructuring charges, tax benefit related to SimpleNexus acquisition, income tax effect on non-GAAP adjustments, and adjustments to redeemable non-controlling interest. See Appendix for GAAP reconciliation.

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APPENDIX

FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 4.7X 2.0X 2.4X 2.5X 2.0X 1.5X 1.9X 1.3X 1.2X 1.1X NA FY 2023

GAAP to Non-GAAP Reconciliation

($ in thousands)

Subscription Gross Margin	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
Subscription Revenues	$162,439	$224,854	$344,752	$62,802	$92,828
GAAP Subscription Gross Profit	114,470	160,346	238,487	44,301	65,062
(+) Amortization	1,525	2,604	17,019	1,427	4,252
(+) Stock Based Compensation	576	960	1,430	239	310
(+) Restructuring charges	--	--	4	--	4
Non-GAAP Subscription Gross Profit	**$116,571**	**$163,910**	**$256,940**	**$45,967**	**$69,628**
Non-GAAP Subscription Gross Margin	72%	73%	75%	73%	75%

Professional Services & Other Gross Margin	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
Professional Services & Other Revenues	$41,854	$49,011	$63,563	$12,153	$16,353
GAAP Professional Services Gross Profit	1,688	2,106	222	(631)	(808)
(+) Amortization	--	--	94	--	47
(+) Stock Based Compensation	4,232	5,195	7,263	1,314	1,699
(+) Restructuring charges	--	--	333	--	333
Non-GAAP Professional Services Gross Profit	**$5,920**	**$7,301**	**$7,912**	**$683**	**$1,271**
Non-GAAP Professional Services Gross Margin	14%	15%	12%	6%	8%

Overall Gross Margin	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
Total Revenues	$204,293	$273,865	$408,315	$74,955	$109,181
GAAP Gross Profit	116,158	162,452	238,709	43,670	64,254
(+) Amortization	1,525	2,604	17,113	1,427	4,299
(+) Stock Based Compensation	4,808	6,155	8,693	1,553	2,009
(+) Restructuring charges	--	--	337	--	337
Non-GAAP Gross Profit	**$122,491**	**$171,211**	**$264,852**	**$46,650**	**$70,899**
Non-GAAP Gross Margin	60%	63%	65%	62%	65%

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GAAP to Non-GAAP Reconciliation *($ in thousands)*

S&M Expense	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
GAAP S&M	$59,731	$82,901	$127,669	$24,674	$33,395
(-) Amortization	1,670	2,303	11,087	1,050	2,772
(-) Stock Based Compensation	6,190	7,520	13,283	2,105	3,139
(-) Restructuring charges	--	--	1,333	--	1,333
Non-GAAP S&M	$51,871	$73,078	$101,966	$21,519	$26,151
% of Revenues	25%	27%	25%	29%	24%

R&D Expense	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
GAAP R&D	$58,263	$79,363	$121,576	$23,373	$33,289
(-) Stock Based Compensation	5,463	6,186	11,602	1,606	3,145
(-) Restructuring charges	--	--	2,135	--	2,135
Non-GAAP R&D	$52,800	$73,177	$107,839	$21,767	$28,009
% of Revenues	26%	27%	26%	29%	26%

G&A Expense	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
GAAP G&A	$40,772	$71,545	$83,477	$25,614	$20,902
(-) Amortization	10	--	--	--	--
(-) Stock Based Compensation	8,747	8,616	16,654	2,664	3,463
(-) Acquisition-related expenses	--	10,006	2,276	9,104	206
(-) Litigation expenses	--	10,326	6,147	2,158	1,054
(-) Restructuring charges	--	--	1,212	--	1,212
Non-GAAP G&A	$32,015	$42,597	$57,188	$11,688	$14,967
% of Revenues	16%	16%	14%	16%	14%

Non-GAAP Operating Income/(Loss)	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
GAAP Operating Income	($42,608)	($71,357)	(94,013)	($29,991)	($23,332)
(+) Amortization of Acquired Intangibles	3,205	4,907	28,200	2,477	7,071
(+) Stock Based Compensation	25,208	28,477	50,232	7,928	11,756
(+) Acquisition-related expenses	--	10,006	2,276	9,104	206
(+) Litigation expenses	--	10,326	6,147	2,158	1,054
(+) Restructuring charges	--	--	5,017	--	5,017
Non-GAAP Operating Income/(Loss)	($14,195)	($17,641)	($2,141)	($8,324)	$1,772
Non-GAAP Operating Income Margin	(7%)	(6%)	(1%)	(11%)	2%

14

GAAP to Non-GAAP Reconciliation

ncino.

($ in thousands)

Non-GAAP Net Income/(Loss) Attributable to nCino	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
GAAP Net Loss Attributable to nCino	($40,536)	($49,446)	($102,720)	($7,119)	($21,208)
(+) Amortization of Acquired Intangibles	3,205	4,907	28,200	2,477	7,071
(+) Stock Based Compensation	25,208	28,477	50,232	7,928	11,756
(+) Acquisition-related expenses	--	10,006	2,276	9,104	206
(+) Litigation expenses	--	10,326	6,147	2,158	1,054
(+) Restructuring charges	--	--	5,017	--	5,017
(-/+) Tax (benefit) related to SimpleNexus acquisition	--	(24,646)	860	(24,646)	860
(-) Income tax effect on non-GAAP adjustments	--	(12)	(14)	(3)	(2)
(+) Adjustment attributable to redeemable non-controlling interest	396	894	1,995	833	(353)
Non-GAAP Net Income/(Loss) Attributable to nCino	($11,727)	($19,494)	($8,007)	($9,268)	$4,401
Weighted-average shares used to compute non-GAAP net income/loss per share, basic	87,678,323	96,722,464	110,615,734	100,319,094	111,161,074
Non-GAAP Net Income/(Loss) Attributable to nCino per Share, basic	($0.13)	($0.20)	($0.07)	($0.09)	$0.04
Weighted-average shares used to compute non-GAAP net income/loss per share, diluted	87,678,323	96,722,464	110,615,734	100,319,094	113,417,769
Non-GAAP Net Income/(Loss) Attributable to nCino per Share, diluted	($0.13)	($0.20)	($0.07)	($0.09)	$0.04

Free Cash Flow	FY 2021	FY 2022	FY 2023	4Q'22	4Q'23
GAAP Cash Flow From Operations	$9,222	($19,229)	($15,381)	($21,052)	($22,020)
(-) Purchases of property and equipment	(4,338)	(5,463)	(18,338)	(1,823)	(4,449)
Free Cash Flow	$4,884	($24,692)	($33,719)	($22,875)	($26,469)
(-) Principal payments on financing obligation[1]	(37)	(318)	(1,121)	(137)	(663)
Free Cash Flow less principal payments on financing obligations	$4,847	($25,010)	($34,840)	($23,012)	($27,132)

[1]These amounts represent the non-interest component of payments towards financing obligations for facilities.

15